Exhibit 1.3

PSB Financial, Inc.
(a Maryland corporation)

Up to 1,495,000 Shares
(Subject to Increase Up to 1,719,250 Shares)

COMMON STOCK
(Par Value $0.01 Per Share)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

_____________________, 2026

Keefe, Bruyette & Woods, Inc.
70 West Madison Street
Suite 2401
Chicago, Illinois 60602

Ladies and Gentlemen:

PSB Financial, Inc. (the “Company”), a newly formed Maryland corporation, Pioneer Federal Savings and Loan Association, a Montana-chartered mutual savings association (“Pioneer Federal”), and Pioneer State Bank, a newly-formed Montana-chartered nonmember stock bank and wholly owned subsidiary of the Company (“Pioneer Stock Bank” and, together with the Company, Pioneer Federal and the Surviving Bank (as defined below), the “Pioneer Parties”), hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. (the “Agent”) as follows:

Section 1.           Conversion and Offering. Pioneer Federal, in accordance with the Plan of Conversion (the “Plan”), adopted on September 16, 2025 by the Board of Directors of Pioneer Federal, intends to convert from the mutual form of organization to the stock form of organization (the “Conversion”) through the merger of Pioneer Federal (the “Merger”) with and into Pioneer Stock Bank, with Pioneer Stock Bank as the surviving entity (the “Surviving Bank”), all in compliance with applicable federal and Montana law and the respective rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”), Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Commissioner (the “Commissioner”) of the Division of Banking & Financial Institutions of the State of Montana (the “Division”), in each case only as specifically applicable to the Conversion. Reference in this Agency Agreement to the “Conversion Regulations” means the rules and regulations of the FDIC applicable to the Conversion. All other capitalized terms used in this Agency Agreement (this “Agreement”) and not otherwise defined in this Agreement shall have the meanings set forth in the Plan. In connection with the Conversion, the Company will offer for sale shares of its common stock, $0.01 par value per share (the “Common Stock”), in a subscription offering (the “Subscription Offering”) to (1) depositors of Pioneer Federal with aggregate account balances of at least $50.00 as of the close of business on June 30, 2024 (“Eligible Account Holders”), (2) the employee stock ownership plan of the Surviving Bank; (3) depositors of Pioneer Federal with aggregate account balances of at least $50.00 as of the close of business on December 31, 2025 (“Supplemental Eligible Account Holders”), and (4) other depositors of Pioneer Federal as of the close of business on December 31, 2025 who do not qualify as Eligible Account Holders or Supplemental Eligible Account Holders.

The Company may offer for sale Shares (as hereinafter defined), if any, remaining after the Subscription Offering in a community offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered (the “Community Offering”) with a preference to natural persons residing in Beaverhead and Powell Counties in Montana. In the event a Community Offering is held, it may be held at any time during or promptly after the Subscription Offering. Depending on market conditions, Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may, at the request of the Company, be offered to certain members of the general public on a best efforts basis (the “Syndicated Community Offering”) as described in Section 4(a)(3) below. Pursuant to the Plan, the Company is offering for sale a minimum of 1,105,000 shares and a maximum of 1,495,000 shares (subject to increase up to 1,719,250 shares) of Common Stock (the “Shares”) in the Subscription Offering, and, if necessary, in the Community Offering and/or the Syndicated Community Offering (collectively, the “Offering”). The Company will sell the Shares in the Offering at $10.00 per share. If the number of Shares offered is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, as applicable.

The Shares offered for sale in the Offering will represent 100% of the Company’s outstanding shares of Common Stock upon completion of the Conversion in accordance with the Plan.

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (File No. 333-290457) in order to register the offer and sale of the Shares under Section 5 of the Securities Act of 1933, as amended (the “1933 Act”), and has filed prior to the date hereof a pre-effective amendment thereto (as so amended, the “Registration Statement”). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the SEC and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

In connection with the Merger and Conversion, Pioneer Federal has filed the Plan with the Division and the FDIC and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as subsequently amended, if applicable, is hereinafter referred to as the “Conversion Application”), including copies of Pioneer Federal’s Notice and Proxy Statement for a Special Meeting of its Members relating to the Conversion (the “Proxy Statement”), the Appraisal Report prepared by Feldman Financial Advisors, Inc., dated September 2, 2025, and as amended or supplemented, regarding the appraised pro forma market value of the Common Stock (the “Appraisal”), the Registration Statement, the Prospectus and the General Disclosure Package (as defined herein).

In addition, the Company has filed with the Federal Reserve an application on Form FR Y-3 (as amended or supplemented, if applicable, through the date hereof, the “Company Application”) to become a bank holding company under Section 3 of the Bank Holding Company Act of 1956, as amended (the “BHCA”), as in effect at the time, and the Federal Reserve has approved the Company Application. The Conversion Application and the Company Application are collectively referred to herein as the “Applications.”

The Plan provides for the issuance by the Surviving Bank, upon the Conversion, of 100% of its outstanding common stock to the Company in exchange for the portion of the net proceeds of the Offering that is not permitted by the Conversion Regulations to be retained by the Company.

Section 2.           Retention of Agent. Subject to the terms and conditions herein set forth, the Pioneer Parties hereby appoint the Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the Pioneer Parties with respect to the Company’s sale of the Shares in the Offering.

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Pioneer Parties as to the matters set forth in (i) the letter agreement, dated February 5, 2025, between the Pioneer Parties and KBW (the “Engagement Letter”) and (ii) the matters set forth in the letter agreement, dated February 5, 2025, regarding Services of Conversion Agent and Data Processing Records Management Agent, between Pioneer Federal and KBW (the “Conversion Agent Engagement Letter”). It is acknowledged by the Pioneer Parties that the Agent shall not be required to purchase any Shares or be obligated to take any action that is inconsistent with all applicable laws, regulations, decisions or orders.

Except as described in Section 14 of this Agreement, the obligations of the Agent pursuant to this Agreement shall terminate upon the completion, termination or abandonment of the Plan by the Pioneer Parties or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering, unless extended as provided for in the Plan (the “End Date”). All fees or expenses due to the Agent hereunder but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Pioneer Parties and the Agent may agree to renew this Agreement under mutually acceptable terms and subject to the approval of any governmental agency having jurisdiction over such matters.

In the event the Company is unable to sell a minimum of 1,020,000 Shares by the End Date, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount that it may have received from them plus accrued interest, as set forth in the Prospectus, and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in Section 4(a), Section 10, Section 12, Section 13 and Section 14 hereof.

Section 3.           Sale and Delivery of Shares. If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates or book-entry statements for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 11 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place mutually acceptable to the Pioneer Parties and the Agent. Certificates for Shares, or alternatively book-entry statements of ownership for Shares, shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

Section 4.             Compensation.

(a)           The Agent shall receive the following compensation for its services hereunder:

(1)           A non-refundable cash fee of $35,000 (the “Management Fee”), which will be payable by Pioneer Federal to KBW as follows: (i) $15,000 was payable immediately upon execution of the Engagement Letter, which amount has been paid in full; and (ii) $20,000 to be paid immediately upon the initial filing of the Registration Statement, which amount has been paid in full. The Management Fee is deemed to have been earned in full when due.

(2)           A success fee of 1.0% of the aggregate purchase price of Common Stock sold in the Subscription Offering and 1.5% of the aggregate purchase price of Common Stock sold in the Community Offering, subject to a maximum of $300,000; for the avoidance of doubt, such aggregate purchase price shall exclude shares purchased by directors, officers and employees of Pioneer Federal (the “Success Fee”). The Management Fee described in Section 4(a)(1) shall be credited toward the Success Fee.

(3)           If any of the Shares remain available after the completion of the Subscription Offering and any Community Offering, at the request of the Company, KBW will seek to form a syndicate of registered broker-dealers (“Selected Dealers”) to assist in the sale of such Shares on a best efforts basis in the Syndicated Community Offering, subject to the terms and conditions set forth in a selected dealers agreement to be entered into by and between the Pioneer Parties and KBW. KBW will endeavor to distribute the Shares among the Selected Dealers in a fashion which best meets the distribution objectives of the Pioneer Parties and the Conversion. In the event of a Syndicated Community Offering, KBW will be paid a transaction fee not to exceed 6.0% of the aggregate purchase price of the shares of Common Stock sold in the Syndicated Community Offering. The Success Fee described in Section 4(a)(2) above shall be credited toward the 6.0% transaction fee. From this fee, KBW will pass on to the Selected Dealers, if any, who assist in such offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected with the assistance of Selected Dealers other than KBW shall be transmitted by KBW to such Selected Dealers.

(4)            In connection with the Subscription Offering, if, as a result of any re-solicitation of subscribers undertaken by the Company, KBW reasonably determines that it is required or requested to provide significant services, KBW will be entitled to additional compensation for such services, which additional compensation will not exceed $30,000.

(5)            A non-refundable cash fee of $35,000 (the “Services Fee”) in connection with KBW’s provision of services as conversion agent and data processing records management agent, pursuant to the Conversion Agent Engagement Letter. Such fee is based upon the requirements of current banking regulations, the Plan of Conversion as currently contemplated, and the expectation that member data will be processed as of two key record dates. Any material changes in applicable regulations of the Plan of Conversion, or delays requiring duplicate or replacement processing due to changes to record dates, may result in additional fees not exceeding $12,000 payable to KBW. The Services Fee shall be payable as follows: (i) $17,500 was payable immediately by Pioneer Federal upon execution of the Conversion Agent Engagement Letter, which amount has been paid in full and shall be non-refundable and deemed to be earned in full when paid and (ii) the remaining amount shall be payable immediately upon the completion of the Offering.

(b)           To the extent required under applicable rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), the payment of compensation by the Pioneer Parties to KBW pursuant to this Section 4 is subject to FINRA’s review thereof.

(c)           The Pioneer Parties will reimburse KBW for its reasonable and documented out-of-pocket expenses, not to exceed $30,000 (subject to the provisions of this paragraph), related to the Offering, including, but not limited to, costs of travel, meals and lodging, clerical assistance, photocopying, telephone, facsimile, and couriers. KBW will also be reimbursed for fees and expenses of its counsel not to exceed $145,000 (subject to the provisions of this paragraph). These expense caps assume no unusual circumstances or delays, and no re-solicitation in connection with the Offering. The Pioneer Parties acknowledge and agree that, in the event unusual circumstances arise or a delay or re-solicitation occurs (including, but not limited to, a delay in the Offering which would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering documents), such expense caps may be increased by additional amounts, not to exceed an additional $10,000 in the case of additional out-of-pocket expenses of KBW and an additional $25,000 in the case of additional fees and expenses of KBW’s legal counsel. In no event shall reimbursable out-of-pocket expenses, including fees and expenses of counsel, exceed $175,000. The provisions of this paragraph shall not apply to or in any way impair or limit the indemnification or contribution provisions contained herein.

(d)           The Pioneer Parties will also reimburse KBW for its reasonable out-of-pocket expenses incurred in connection with the services provided pursuant to the Conversion Agent Engagement Letter, regardless of whether the Offering is consummated, provided that such out-of-pocket expenses shall not exceed $10,000, which shall not be unreasonably withheld, conditioned or delayed. Typical expenses include, but are not limited to, additional programming costs, postage, overnight delivery, telephone, travel and accommodation. Not later than two days before the closing of the Offering, KBW will provide the Pioneer Parties with documentation of all reimbursable expenses of KBW to be paid at closing. The provisions of this paragraph shall not apply to or in any way impair the indemnification, contribution or liability limitation provisions set forth in this Agreement.

(e)           Full payment of the Agent’s fees and expenses, as described above, shall be made in next day funds on the earlier of the Closing Date or the date of a determination by Pioneer Federal to terminate or abandon the Plan.

Section 5.           Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Pioneer Parties. At the closing, the Pioneer Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Section 4 and Section 10 hereof and the opinions and certificates required hereby, and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms set forth in the Prospectus.

Section 6.           Representations and Warranties of the Pioneer Parties.

The Pioneer Parties jointly and severally represent and warrant to the Agent that:

(a)            Each of the Pioneer Parties has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, each of the Pioneer Parties will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement, the Engagement Letter and the Conversion Agent Engagement Letter, and the consummation of the transactions contemplated herein have been, or will be as of the Closing Date, duly and validly authorized by all necessary corporate action on the part of each of the Pioneer Parties. This Agreement has been validly executed and delivered by each of the Pioneer Parties, and is a valid, legal and binding obligation of each of the Pioneer Parties, in each case enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, or the rights of creditors of insured financial institutions and their holding companies, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Section 12 or Section 13 hereof may be unenforceable as against public policy.

(b)            The Registration Statement was declared effective by the SEC on February 25, 2026, no stop order has been issued with respect thereto and no proceedings related thereto have been initiated or, to the knowledge of the Pioneer Parties, threatened by the SEC. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations, and the Registration Statement and the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time any Rule 424(b) or (c) Prospectus is filed with the SEC and at the Closing Date, the Registration Statement, including the Prospectus (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application or Sales Information (as such terms are defined in Section 12 hereof) authorized by any of the Pioneer Parties for use in connection with the Offering, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Pioneer Parties by the Agent expressly regarding the Agent or its counsel for use in the Prospectus under the caption “The Stock Offering and Conversion — Plan of Distribution; Selling Agent and Underwriter Compensation.”

(c)            Any statistical and market related data contained in any Permitted Free Writing Prospectus (as hereinafter defined), the Prospectus and the Registration Statement are based on or derived from sources which the Pioneer Parties believe were reliable and accurate at the time they were filed with the SEC. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus (taken together with the Registration Statement and the Prospectus, the “General Disclosure Package”) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(d)            None of the Pioneer Parties has directly or indirectly distributed or otherwise used, and will not, without the prior consent of the Agent (which consent shall not be unreasonably withheld, conditioned or delayed), directly or indirectly distribute or otherwise use, any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on any Pioneer Party’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the Offering and the sale of the Shares, except for any Permitted Free Writing Prospectus.

(e)            At the time of filing the Registration Statement and at the date hereof, the Company was not, and is not, an ineligible issuer (as defined in Rule 405 of the 1933 Act Regulations). At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus (as defined in Rule 433(h) of the 1933 Act Regulations), the Company met the conditions required by Rules 164 and 433 of the 1933 Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the offered Shares at the time it was required to be filed under Rule 433 of the 1933 Act Regulations and, if not required to be filed, will retain such free writing prospectus in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares the Company will file or retain such free writing prospectus as required by Rule 433 of the 1933 Act Regulations.

(f)            Pioneer Federal and the Company have filed the Applications with the FDIC, the Division and the Federal Reserve and the Applications are accurate and complete in all material respects. Pioneer Federal and the Company have received written notice from the FDIC, the Commissioner and the Federal Reserve, as applicable, of their approvals or non-objections, as applicable of each of the Applications, such approvals or non-objections remain in full force and effect and no order has been issued by the FDIC, the Commissioner or the Federal Reserve suspending or revoking such approval or non-objections and no proceedings therefor have been initiated or, to the knowledge of the Pioneer Parties, threatened by the FDIC, the Commissioner, the Federal Reserve or any other applicable regulator. To the knowledge of the Pioneer Parties, no person has sought to obtain review of the final action of the Federal Reserve or the Commissioner in approving any of the Applications pursuant to applicable statutes or regulations. At the date of such approvals or non-objections and as of the Closing Date, the Applications complied and will comply in all material respects with the applicable provisions of the Conversion Regulations.

(g)            No order has been issued by the SEC or any state securities administrator preventing or suspending the use of the Prospectus or any supplemental sales literature authorized by the Pioneer Parties for use in connection with the Offering, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the knowledge of the Pioneer Parties, threatened.

(h)            The Plan has been approved by the Board of Directors of Pioneer Federal; at the Closing Date, the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the FDIC, the Commissioner, the Federal Reserve, or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion, and in the manner described in the Prospectus.

(i)            Feldman Financial Advisors, Inc., which prepared an independent valuation of the Common Stock of the Company as of September 2, 2025 (as amended or supplemented, if so amended or supplemented) (the “Appraisal”), has advised the Pioneer Parties in writing that it is independent with respect to each of the Pioneer Parties within the meaning of the Conversion Regulations, as applicable, and any other applicable banking regulations, and the Pioneer Parties believe Feldman Financial Advisors, Inc., to be expert in the valuation and appraisal of savings institutions, and, to the knowledge of the Pioneer Parties, Feldman Financial Advisors, Inc. has prepared the Appraisal information set forth in the Prospectus in accordance with the requirements of the Conversion Regulations, as applicable, and any other applicable banking regulations.

(j)            Elliott Davis, LLC, which audited the consolidated financial statements of Pioneer Federal filed as part of the Registration Statement, has advised Pioneer Federal in writing that it is an independent certified public accounting firm within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the applicable rules of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC, that it is registered with the PCAOB and that it is, with respect to Pioneer Federal and each subsidiary thereof, an independent certified public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(k)            The consolidated financial statements, schedules and notes related thereto that are included in the Prospectus fairly present in all material respects the financial condition, results of operations, equity and cash flows of Pioneer Federal at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the SEC and generally accepted accounting principles (“GAAP”) (including those requiring the recording of certain assets at their current market value). Such financial statements, schedules and notes related thereto have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as noted in the notes to the financial statements), present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by Pioneer Federal with the FDIC, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited consolidated financial statements of Pioneer Federal included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(l)            Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, results of operations, capital, assets, properties, business affairs or prospects of the Pioneer Parties, taken as a whole, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of any of the Pioneer Parties or in the principal amount of Pioneer Federal’s assets that are classified as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of any of the Pioneer Parties, nor have the Pioneer Parties issued any securities (other than in connection with the incorporation of the Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Pioneer Parties that have not been disclosed in the Prospectus; (iv) there has not been any material adverse change in the aggregate dollar amount of Pioneer Federal’s deposits; (v) there has been no material adverse change in the Pioneer Parties’ relationship with their insurance carriers, including, without limitation, cancellation or other termination of the Pioneer Parties fidelity bond or any other type of insurance coverage; (vi) there has been no material change in executive management of any of the Pioneer Parties; (vii) none of the Pioneer Parties has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the Pioneer Parties is in default in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Pioneer Parties conform in all material respects to the descriptions thereof contained in the Prospectus; (x) none of the Pioneer Parties has any material contingent or other liabilities, except as set forth in the Prospectus; and (xi) there has been no dividend or distribution of any kind declared, paid or made by the Pioneer Parties.

(m)           At the Closing Date, the Company will be duly organized and validly existing as a stock corporation under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business, as described in the Prospectus, and will be qualified to transact business and will be in good standing in Montana and in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the conduct of the business, financial condition, results of operations, capital, properties, business affairs or prospects of the Pioneer Parties taken as a whole (a “Material Adverse Effect”). On the Closing Date, the Company will have obtained all licenses, permits and other governmental authorizations then required for the conduct of its business, except those that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Company will be in compliance therewith in all material respects, and the Company will be in compliance in all material respects with all laws, rules, regulations and orders applicable to the operation of its business. At the Closing Date, the Company will not own equity securities or any equity interest in any other business enterprise except the Surviving Bank.

(n)           Pioneer Federal maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounts or assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

(o)           The books, records and accounts and systems of internal accounting control of Pioneer Federal comply in all material respects with the requirements of Section 13(b)(2) of the 1934 Act. The Company will establish as of the Closing Date and maintain thereafter to the extent required by applicable regulations, “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the 1934 Act) that are effective in ensuring that the information it will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Company’s management (including the Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms under the 1934 Act. Except as set forth on Schedule 6(o), to the knowledge of the Pioneer Parties, neither Elliott Davis, LLC nor the Audit Committee of the Board of Directors of Pioneer Federal have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect Pioneer Federal’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Pioneer Federal’s internal accounting controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, Pioneer Federal’s internal control over financial reporting.

(p)            Each of the Pioneer Federal and the Company carries, or is covered by, insurance in such amounts and covering such risks as are reasonably prudent and customary in the business in which they are engaged, and all policies of insurance insuring the Pioneer Parties are in full force and effect. Each applicable Pioneer Party is in compliance with the terms of such insurance policies and instruments in all material respects and there are no claims by any of them under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. No Pioneer Party has been refused any insurance coverage sought or applied for, nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(q)            Pioneer Federal is a duly organized and validly existing Montana-chartered mutual savings association and, upon completion of the Merger and the Conversion, the Surviving Bank will be a Montana-chartered stock bank and wholly owned subsidiary of the Company, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus. Pioneer Federal now has, and upon completion of the Merger and the Conversion the Surviving Bank will have, all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect, all such licenses, permits and governmental authorizations are in full force and effect, and Pioneer Federal now is, and upon completion of the Merger and the Conversion, the Surviving Bank will be, in compliance with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, Pioneer Federal does not, and upon completion of the Merger and the Conversion, the Surviving Bank will not, own equity securities or any equity interest in any other active business enterprise except the Federal Home Loan Bank of Des Moines (the “FHLB-DM”), or as would not be material to the operations of Pioneer Federal. Upon completion of the Merger and the Conversion, (i) all of the outstanding capital stock of the Surviving Bank will be duly authorized, validly issued, fully paid and non-assessable, and owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind and (ii) the Company will have no direct subsidiaries other than the Surviving Bank. The Conversion will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, the Conversion Regulations or letters or orders of approval, at the Closing Date, all terms, conditions, requirements and provisions, if any, with respect to the Merger and Conversion imposed by the SEC, the FDIC, the Commissioner, the Federal Reserve or state securities or blue sky regulators for jurisdictions in which the Shares will be offered in the Offering (the “Blue Sky Regulators”) will have been complied with by the Pioneer Parties in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(r)            Except as described in the Prospectus, there are no encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of any Pioneer Party (i) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (ii) to make any loans or advances to, or investments in, another party or (iii) to transfer any of its property or assets to another party.

(s)            Pioneer Federal has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect. Neither Pioneer Federal, nor any of its directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(t)            Pioneer Federal is, and upon completion of the Merger and the Conversion the Surviving Bank will be, a member of the FHLB-DM. The deposit accounts of Pioneer Federal are, and upon completion of the Merger and the Conversion, the deposit accounts of the Surviving Bank will be, insured by the FDIC up to the maximum limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Pioneer Parties, threatened.

(u)            Upon completion of the Conversion the authorized capital stock of the Company will consist of 5,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share. Upon completion of the Conversion, the issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Company); the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued, fully paid and non-assessable, owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. Upon consummation of the Conversion, there will be no outstanding warrants or options to purchase any securities of the Company. The Shares will have been issued in compliance with federal and state securities laws and conform in all material respects to the description of the Shares contained in the Prospectus. The issuance of the Shares is not subject to any preemptive right, except for the subscription rights granted pursuant to the Plan. The terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor as set forth in the Plan and the Prospectus, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

(v)            None of the Pioneer Parties is or at the Closing Date will be (i) in violation of their respective charters or bylaws, as applicable or (ii) in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound, which would be reasonably expected to result in a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) violate or conflict with the charter or bylaws or other governing documents of any of the Pioneer Parties; (ii) conflict with, or constitute a breach of or default under, any material contract, lease or other instrument to which any of the Pioneer Parties is a party or by which any of the properties of the Pioneer Parties may be bound, or any applicable law, rule, regulation or order, except for such violations, conflicts, breaches or defaults that would not individually or in the aggregate result in a Material Adverse Effect; (iii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Pioneer Parties, except for such violations which would not be reasonably expected to have a Material Adverse Effect; or (iv) result in the creation of any lien, charge or encumbrance upon any property of the Pioneer Parties, except for such liens, charges or encumbrances that would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(w)          All documents made available to or delivered or to be made available to or delivered by the Pioneer Parties or their representatives to the Agent in connection with the issuance and sale of the Shares, including records of account holders, and depositors of Pioneer Federal, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the Pioneer Parties or their representatives, to the knowledge of the Pioneer Parties, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(x)           No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of any of the Pioneer Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the Pioneer Parties is a party or by which any of their property is bound or affected in any respect which, in any such case, would be reasonably expected to have a Material Adverse Effect, and such agreements are in full force and effect; and no other party to any such agreement has instituted or, to the knowledge of any of the Pioneer Parties, threatened any action or proceeding wherein any of the Pioneer Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Pioneer Parties, would be reasonably expected to have a Material Adverse Effect.

(y)           The Pioneer Parties have good and marketable title to all real property and good title to all other assets which are material to the businesses of the Pioneer Parties, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus, the pledging of assets to secure advances from the FHLB-DM, or where the absence of good and marketable title, or good title, as the case may be, or the existence of such liens, charges, encumbrances, restrictions or other claims would not be reasonably expected to have a Material Adverse Effect; and all of the leases and subleases which are material to the businesses of the Pioneer Parties, taken as a whole, including those described in the Registration Statement or Prospectus, are in full force and effect.

(z)           None of the Pioneer Parties are in violation of any directive from the Commissioner, the FDIC or the Federal Reserve, or any other governmental agency, to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commissioner, the FDIC or the Federal Reserve); the Pioneer Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the FDIC, the Commissioner or the Federal Reserve, except where the failure to so comply would not be reasonably expected to have a Material Adverse Effect, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of any of the Pioneer Parties, threatened, which might materially and adversely affect the Merger or the Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which might be reasonably expected to result in a Material Adverse Effect.

(aa)      The Pioneer Parties have received the opinion of their counsel, Godfrey & Kahn, S.C., with respect to the federal income tax consequences of the Merger and the Conversion and the opinion of Wipfli LLP with respect to the Montana state income tax consequences of the Merger and the Conversion; all material aspects of the opinions of Godfrey & Kahn, S.C. and Wipfli LLP are accurately summarized in the Registration Statement and Prospectus, and the facts upon which such opinions are based are truthful, accurate and complete, and none of the Pioneer Parties will intentionally take any action inconsistent therewith.

(bb)      The Pioneer Parties have filed all required federal and state tax returns, paid all taxes that have become due and payable, except where permitted to be extended or where the failure to pay such taxes would not be reasonably expected to have a Material Adverse Effect, and made adequate reserves for similar future tax liabilities to the extent required by GAAP, and no deficiency has been asserted with respect thereto by any taxing authority. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Pioneer Parties or with the issuance, sale or contribution by the Company of the Shares.

(cc)      No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Pioneer Parties of this Agreement, or the issuance of the Shares, except for the approvals of the FDIC, the Commissioner, the Federal Reserve, the SEC, such approvals as may be required under the rules of FINRA or the OTC Market operated by OTC Markets Group Inc. (the “OTC Market”), and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, which approvals have been received and will remain in effect as of the date of this Agreement and as of the Closing Date.

(dd)      None of the Pioneer Parties has: (i) issued any securities within the last 18 months except for (a) notes to evidence Bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, (b) shares of Common Stock issued with respect to the initial capitalization of the Company and (c) shares of capital stock issued with respect to the initial capitalization of the Pioneer Stock Bank; (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (iii) engaged any intermediary between the Agent and the Pioneer Parties in connection with the Offering or the offering of shares of the Common Stock of the Company, and no person is being compensated in any manner for such services. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with Pioneer Federal until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all Shares are sold.

(ee)         To the knowledge of the Pioneer Parties, none of the Pioneer Parties has made any loan to any person, the proceeds of which may be used to purchase Shares, except for the Company’s loan to the ESOP, or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(ff)          The Pioneer Parties are in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. Pioneer Federal has established compliance programs and is in compliance in all material respects with the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and all applicable regulations promulgated thereunder, and, except as disclosed in the Prospectus, there is no charge, investigation, action, suit or proceedings before any governmental authority pending or, to the knowledge of Pioneer Federal, threatened regarding Pioneer Federal’s compliance with the USA PATRIOT Act or any regulations promulgated hereunder.

(gg)        All Sales Information (as defined in Section 12(a)) used by the Pioneer Parties in connection with the Offering that is required by the FDIC, the Commissioner, the Federal Reserve, or the SEC to be filed has been filed with the FDIC, the Commissioner, the Federal Reserve or the SEC, as applicable.

(hh)        None of the Pioneer Parties nor any properties owned or operated by any of them, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of any of the Pioneer Parties, threatened relating to the liability of any property owned or operated by any of the Pioneer Parties under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, whether by type or by quantity, including any material containing any such substance as a component.

(ii)           The Pioneer Parties own, or have valid, binding, enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Prospectus (collectively, the “Pioneer Parties’ Intellectual Property”). The Pioneer Parties’ Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the Pioneer Parties is unenforceable or invalid. To the Pioneer Parties’ knowledge, no Pioneer Party has infringed or otherwise violated any intellectual property rights of any third person nor is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with any of the Pioneer Parties’ Intellectual Property. No person has asserted in writing, or to the Pioneer Parties’ knowledge, threatened to assert any claim against, or notified, the Pioneer Parties that (i) one or more of the Pioneer Parties have infringed or otherwise violated any intellectual property rights of any third person, (ii) one or more of the Pioneer Parties are in breach or default of any contract under which any of the Pioneer Parties’ Intellectual Property is provided, (iii) such person will terminate a contract described in clause (ii) or adversely alter the scope of the rights provided thereunder or (iv) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any of the Pioneer Parties’ Intellectual Property. To the knowledge of each Pioneer Party, no third party is infringing or otherwise violating any of the Pioneer Parties’ Intellectual Property.

(jj)           The Pioneer Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(kk)         The records used by the Pioneer Parties to determine the identity of Eligible Account Holders and Supplemental Eligible Account Holders are accurate and complete in all material respects.

(ll)           None of the Pioneer Parties is required to be registered as an investment company under the Investment Company Act of 1940 and, upon completion of the Merger, the Conversion, the Offering, the sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus, neither the Company nor the Surviving Bank will be required to be registered as an “investment company” or an entity “controlled” by an “investment company” under the Investment Company Act of 1940.

(mm)       Any certificate signed by an officer of any of the Pioneer Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Pioneer Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(nn)        No Pioneer Party maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except as may be disclosed in the Registration Statement and the Prospectus. In addition, (i) the employee benefit plans, including any pension plans and employee welfare benefit plans, of the Pioneer Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Pioneer Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Pioneer Parties and (iv) all Employee Plans of the Pioneer Parties that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Pioneer Parties, threatened claims by or on behalf of any Employee Plan of the Pioneer Parties, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(oo)        No Pioneer Party or, to their knowledge, any director, officer, agent, employee or affiliate of any Pioneer Party is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp)        To the extent applicable, all disclosures contained in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, if any, regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act.

(qq)        As of the date hereof and as of the Closing Date, except as described in the Prospectus, no Pioneer Party is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, written agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from (including, without limitation, any notification from the Commissioner, the FDIC or the Federal Reserve of a proposal to increase the minimum capital requirements of an Pioneer Party) or has adopted any board resolution at the request of, any regulatory authority that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has any Pioneer Party been advised by any regulatory authority that such regulatory authority is considering issuing or requesting any such Regulatory Agreement, provided, however, that notwithstanding anything to the contrary contained in this subsection (qq), the term “Regulatory Agreement” does not include any confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 309.5(g)(8)) of a regulatory authority the disclosure of which would be prohibited by such regulatory authority. There is no unresolved violation, criticism or exception by any regulatory authority with respect to any Regulatory Report that would be reasonably expected to result in a Material Adverse Effect.

(rr)          The Company has submitted or will have submitted prior to Closing Date all notices required to consummate the Conversion and to have the Common Stock quoted on the OTCQB Market effective as of the Closing Date.

(ss)         Prior to the Closing Date, the Company will have filed a Form 8-A to register the Common Stock as a class of equity securities under Section 12(g) of the 1934 Act.

(tt)          Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will take, directly or indirectly, any action which is designed, or which has constituted or which would be expected, to cause or result in any unlawful stabilization or manipulation of the price of any security of the Company.

(uu)        No relationship, direct or indirect, exists between or among any Pioneer Party, on the one hand, and one or more directors, officers, shareholders, customers or suppliers of such Pioneer Party, on the other hand, that is required by the 1933 Act and the 1933 Act Regulations to be described in the Registration Statement or Prospectus and that is not so described.

(vv)        Except as described in the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on Pioneer Federal’s or the Company’s consolidated financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(ww)       As of the Closing Date the Company will be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the SEC thereunder, including (without limitation) the audit committee requirements of Rule 10A-3 under the 1934 Act, and the Company has adopted, and will use its best efforts to maintain, corporate governance practices and director independence standards that are consistent in all material aspects with the independence standards of the Nasdaq Stock Market, taking into account that the Common Stock will be quoted on the OTC Market, and any corporate governance requirement then applicable to a company listed on the OTCQB Market.

(xx)          All of the loans represented as assets of the Pioneer Parties in the Registration Statement or Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not be reasonably expected to have a Material Adverse Effect individually or in the aggregate.

(yy)        To the Pioneer Parties’ knowledge, there are no affiliations or associations between the Agent and any of the Pioneer Parties’ officers or directors.

(zz)         The Company has taken all actions necessary to obtain at the Closing Date a blue sky memorandum from Godfrey & Kahn, S.C. with respect to the Offering (the “Blue Sky Memorandum”).

Section 7.             Representations and Warranties of the Agent. The Agent represents and warrants to the Company that:

(a)           The Agent is a corporation validly existing in good standing under the laws of the State of New York and licensed to conduct business in the State of Montana and all states in which the Shares will be offered for sale with full power and authority to provide the services to be furnished to the Pioneer Parties hereunder.

(b)          The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Section 12 and Section 13 hereof may, with respect to the Agent, be unenforceable as against public policy).

(c)           Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the Blue Sky Memorandum.

(d)          The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Certificate of Incorporation or Bylaws of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(e)           No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f)           No action, suit, charge or proceeding before the SEC, FINRA, any state securities commission or any court is pending or, to the knowledge of Agent, threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

Section 8.             Covenants of the Pioneer Parties.

The Pioneer Parties hereby jointly and severally covenant with the Agent as follows:

(a)           The Company will not, at any time after the date the Registration Statement is initially filed, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel a reasonable opportunity in advance to review and comment on such amendment or supplement. The Company will furnish promptly to the Agent and its counsel copies of all correspondence from the SEC with respect to the Registration Statement and the Company’s responses thereto and will provide the Agent and its counsel a reasonable opportunity to review and comment on such responses.

(b)          The Company represents and agrees that it has not made and, unless it obtains the prior written consent of the Agent (which consent shall not be unreasonably withheld, conditioned or delayed), will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the SEC where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the SEC any electronic road show.

(c)           If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict in any material respect with the information contained in the Registration Statement or Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent that any use of such Permitted Free Writing Prospectus shall cease until it is amended or supplemented, and the Company will promptly amend or supplement such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)          The Pioneer Parties will not, at any time after the date any Application is approved, file any amendment or supplement to such Application without providing the Agent and its counsel a reasonable opportunity to review and comment on the non-confidential portions of such amendment or supplement. The Pioneer Parties will furnish promptly to the Agent and its counsel copies of all correspondence from the FDIC, the Commissioner and the Federal Reserve with respect to the Applications, and from the SEC with respect to the Registration Statement, and from Blue Sky Regulators, and the Pioneer Parties’ responses thereto.

(e)           The Pioneer Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC and any post-approval amendment to any Application to be approved by the applicable regulator. The Pioneer Parties will as promptly as reasonably applicable upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) of the receipt of any comments from the FDIC, the Commissioner, the Federal Reserve or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (iii) of any request by the SEC, FDIC, the Commissioner, the Federal Reserve, or any other governmental entity for any amendment or supplement to the Registration Statement or any of the Applications or for additional information; (iv) of the issuance by the SEC, the FDIC, the Commissioner, the Federal Reserve, or any other governmental agency of any order or other action suspending the Offering or the use of the Prospectus, or the threat of any such action; or (v) of the issuance by the SEC or any other state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose. The Pioneer Parties will make every reasonable effort (i) to prevent the issuance by the SEC, the FDIC, the Commissioner, the Federal Reserve, any Blue Sky Regulator or any other regulatory authority of any such order and (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Pioneer Parties will provide copies of the foregoing comments, requests and orders to the Agent upon receipt of such items.

(f)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations.

(g)          The Pioneer Parties will deliver to the Agent and to its counsel copies of each of the following documents, with all exhibits: (i) the Applications, as originally filed and each amendment or supplement thereto, (ii) the Registration Statement, as originally filed and each amendment thereto, and (iii) all notifications or registrations under the securities or blue sky laws of the various states in which the Shares are to be offered. Further, the Pioneer Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings.

(h)          The Pioneer Parties will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this Offering) is required to be delivered under the 1933 Act or the 1933 Act Regulations, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act and the 1933 Act Regulations. The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(i)            The Pioneer Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby, imposed by the SEC, the FDIC, the Division, the Federal Reserve, one or more Blue Sky Regulators, or by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the SEC under the 1934 Act (the “1934 Act Regulations”), to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, and during such time period the Pioneer Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the SEC, the FDIC, the Commissioner, the Federal Reserve, or one or more Blue Sky Regulators or by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus. The Company will comply in all material respects with all undertakings contained in the Registration Statement.

(j)            The Company will prepare the Prospectus in a form reasonably acceptable to the Agent that complies in all material respects with the 1933 Act and the 1933 Act Regulations and will file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the SEC’s close of business on the second business day following the date such Prospectus is first used.

(k)           During any period when the Prospectus is required to be delivered, each of the Pioneer Parties will inform the Agent of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Pioneer Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Pioneer Parties will, at their expense, prepare, file with the SEC, the FDIC, the Commissioner, the Federal Reserve and Blue Sky Regulators, as applicable, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (after a reasonable time for review by counsel for the Agent) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Pioneer Parties will furnish such information with respect to itself as the Agent may from time-to-time reasonably request.

(l)            Pursuant to the terms of the Plan, the Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares, to the extent applicable, for offering and sale or to exempt such Shares from registration and to exempt the Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salespersons or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Company will make and file such statements and reports as are required by the applicable regulatory authority in connection with such registration or qualification.

(m)          None of the Pioneer Parties will sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, any shares of their capital stock or securities convertible into or exercisable for shares of their capital stock without the Agent’s prior written consent, other than the Shares.

(n)          The Pioneer Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds from the Stock Offering.”

(o)          The Pioneer Parties will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act and the 1933 Act Regulations, and the laws of any state in which the Shares are qualified for sale.

(p)          On or prior to the Closing Date, the Company shall register its Common Stock under Section 12(g) of the 1934 Act. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by applicable law. For three years, the Company will use its best efforts to effect and maintain the quotation of the Common Stock on the OTC Market, including initially on the OTCQB Market and thereafter on any higher OTC Market tier on which the Common Stock may be quoted and will comply with all applicable rules and requirements thereof.

(q)          During the period during which Shares are registered under the 1934 Act, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, shareholders’ equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act). During the period of three years from the date hereof, the Company will furnish to the Agent unless available on the SEC’s EDGAR system: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the SEC under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to shareholders), (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the SEC, the Federal Reserve or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release, and material news items and additional documents and information with respect to the Company or the Surviving Bank as the Agent may reasonably request; and (iii) from time to time, such other non-confidential information concerning the Pioneer Parties as the Agent may reasonably request.

(r)           The Pioneer Parties will maintain appropriate arrangements for depositing with Pioneer Federal all funds received from persons submitting subscriptions for or orders to purchase Shares in the Offering, on an interest bearing basis at the interest rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Company’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Pioneer Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Pioneer Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(s)           [Intentionally Omitted.]

(t)           The Pioneer Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rules 5130 and 5131 of FINRA.

(u)           Until the Closing Date, the Pioneer Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the FDIC, the Commissioner, and the Federal Reserve.

(v)           The Pioneer Parties will not amend the Plan without notifying the Agent prior thereto.

(w)          The Pioneer Parties will take all actions necessary to ensure that, immediately upon completion of the sale by the Company of the Shares and the completion of certain transactions necessary to implement the Plan, all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed on the Pioneer Parties by the Federal Reserve, the Commissioner, or any other governmental authority, if any, shall have been complied with by the Pioneer Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(x)           The Company shall provide the Agent with any information necessary to allow the Agent to manage the allocation process in order to permit the Company to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

(y)           Prior to the Closing Date, the Pioneer Parties will inform the Agent of any event or circumstances of which any of them is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(z)           The Company will not deliver the Shares until the Pioneer Parties have satisfied or caused to be satisfied each condition set forth in Section 11 hereof, unless such condition is waived in writing by the Agent.

(aa)         Prior to the Closing Date, the Plan shall have been approved by the board of directors of Pioneer Federal, in accordance with the Plan and the Conversion Regulations and the applicable provisions, if any, of Pioneer Federal’s charter and bylaws.

(bb)        Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Pioneer Parties will: (i) issue any securities or incur any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) enter into any transaction which is material in light of the business and properties of the Pioneer Parties, taken as a whole.

(cc)         The facts and representations provided to Godfrey & Kahn, S.C. by the Company and upon which Godfrey & Kahn, S.C. will base its opinion under Section 11(c)(1) of this Agreement are and will be truthful, accurate and complete.

(dd)        Other than as permitted by any applicable regulations of the FDIC, the 1933 Act, the 1933 Act Regulations and the laws of any jurisdiction in which the Shares are qualified for sale, the Pioneer Parties will not distribute any offering material in connection with the Offering except for the Prospectus and the Sales Information (as defined in Section 12(a) hereof) that has been filed with the Registration Statement and the Applications, as applicable, and authorized for use by the SEC and the Federal Reserve. The Sales Information will not conflict in any material respect with the information contained in the Registration Statement and the Prospectus.

(ee)         The Company will report the use of proceeds of the Offering in accordance with Rule 463 of the 1933 Act Regulations.

(ff)          Until the completion of all actions required in connection with the Conversion and this Agreement, the Company will comply, and use its best efforts to cause its directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of federal and state securities laws and the rules and regulations thereunder.

(gg)        The Company shall notify the Agent when funds shall have been received in an amount equal to the aggregate consideration for the minimum number of Shares set forth in the Prospectus.

Section 9.              Covenants Of The Agent. The Agent hereby covenants with the Pioneer Parties as follows:

(a)           During the Offering, the Agent shall comply, in all material respects, with all requirements, if any, imposed upon it by the FDIC and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations with respect to the Offering.

(b)           The Agent shall distribute the Prospectus in connection with the sales of the Common Stock in accordance with the Conversion Regulations, the 1933 Act, the 1933 Act Regulations and the rules and regulations of the Blue Sky Regulators.

Section 10.           Payment of Expenses. Whether or not the Conversion is completed or the sale and issuance of the Shares by the Company is consummated, the Pioneer Parties will pay for all their expenses incident to the performance of this Agreement customarily borne by issuers, including without limitation: (a) the preparation and filing of the Applications; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus, and all documents related to the Offering; (c) all fees and expenses in connection with the preparation of the Proxy Statement and the special meeting of the members of Pioneer Federal to approve the Plan; (d) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Company under state securities or blue sky laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of the Blue Sky Memorandum; (e) the filing fees of FINRA related to the Agent’s fairness filing under FINRA Rule 5310; (f) fees and expenses related to the preparation of the Appraisal; (g) fees and expenses related to auditing and accounting services; (h) expenses relating to advertising, temporary personnel, investor meetings and stock information center; (i) transfer agent fees and costs of preparation and distribution of stock certificates; and (j) any fees or expenses associated with causing the Common Stock to be quoted on the OTCQB Market effective as of the Closing Date. In the event that the Agent incurs any expenses described in the foregoing sentence on behalf of the Pioneer Parties, the Pioneer Parties will pay or reimburse the Agent for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth in Section 4 above.

Section 11.         Conditions to the Agent’s Obligations. The obligations of the Agent hereunder are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Pioneer Parties herein contained are, at and as of the commencement of the Offering and (except to the extent such representations and warranties speak as of an earlier date) at and as of the Closing Date, true and correct in all material respects (except to the extent such representations or warranties are qualified as to materiality, in which case they shall be true and correct in all respects), the condition that the Pioneer Parties shall have performed, in all material respects, all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

(a)           At the Closing Date, the Pioneer Parties shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the Federal Reserve, the Commissioner, or any other government authority.

(b)           The Registration Statement shall have been declared effective by the SEC and the Applications shall have been approved by the Federal Reserve and the Commissioner, as applicable, as of the date of this Agreement and, at the Closing Date, no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Pioneer Parties, threatened by the Federal Reserve, the Commissioner, or any other regulatory authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefor initiated or, to the knowledge of the Pioneer Parties, threatened by the Federal Reserve, the Commissioner, or any other regulatory authority. The Shares shall have been registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company, which jurisdictions are listed on Exhibit A attached hereto.

(c)           At the Closing Date, the Agent shall have received:

(1)            The opinion, dated as of the Closing Date and addressed to the Agent and for its benefit and upon which Agent’s counsel may rely for purposes of delivering its legal opinion (if any), of Godfrey & Kahn, S.C., in form and substance satisfactory to the Agent and counsel for the Agent, to the effect as attached hereto as Exhibit B.

(2)            The letter, dated as of the Closing Date and addressed to the Agent, of Godfrey & Kahn, S.C., in form and substance satisfactory to the Agent and counsel for the Agent, to the effect as set forth in the last paragraph of Exhibit B.

(d)          [Concurrently with the execution of this Agreement, the Agent shall receive a letter from Elliott Davis, LLC dated the date hereof and addressed to the Agent, such letter (i) confirming that Elliott Davis, LLC is a firm of independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations and the PCAOB, and stating in effect that in the opinion of Elliott Davis, LLC, the consolidated financial statements of Pioneer Federal included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related rules and regulations of the SEC thereunder; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the minutes of the meetings of the Boards of Directors of the Pioneer Parties and committees thereof and consultations with officers of the Pioneer Parties responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; or (B) except as stated in such letter, during the period from the date of the latest unaudited consolidated financial statements of Pioneer Federal referred to in the Recent Developments section of the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, there was any increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), non-performing loans or special mention loans, foreclosed assets (including property acquired through formal foreclosure, in-substance foreclosure or by deed in lieu of foreclosure), or decrease in the deposits, total assets, total loans, the allowance for loan losses or equity, or there was any decrease in total interest income, net interest income, net interest income after the provision for loan losses, income (loss) before income taxes, or net income (loss) of Pioneer Federal for the period commencing immediately after the period covered by the unaudited consolidated income statement of Pioneer Federal referred to and ended not more than three business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (d), they have compared with the general accounting records of Pioneer Federal, which are subject to the internal controls of the accounting system of Pioneer Federal and other data prepared by the Pioneer Parties from accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).]

(e)           At the Closing Date, the Agent shall receive a letter from Elliott Davis, LLC dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered pursuant to Section 11(d), the “specified date” referred to in clause (ii)(B) thereof to be a date specified in the letter required by this subsection (e) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(f)            At or prior to Closing Date, counsel to the Agent shall have been furnished with such documents as counsel for the Agent may reasonably require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(g)           At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Company and the Surviving Bank, dated the Closing Date, to the effect that:

(1)           they have examined the Registration Statement and at the time the Registration Statement became effective, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(2)            there has not been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement and the Prospectus;

(3)            the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date;

(4)            the Pioneer Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, including the conditions contained in this Section 11;

(5)            no stop order has been issued or, to their knowledge, is threatened, by the FDIC, the Commissioner, the Federal Reserve, any Blue Sky Regulator, or any other governmental body;

(6)            no order suspending the Offering, the Conversion, the acquisition of all outstanding capital stock of Pioneer Federal by the Company, or the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for any such purpose have been initiated or threatened by the SEC, FDIC, the Commissioner, any Blue Sky Regulator or any other federal or state authority;

(7)            to their knowledge, no person has sought to obtain regulatory or judicial review of the action of the FDIC, the Commissioner, the Federal Reserve, the SEC or any Blue Sky Regulator in approving the Applications or the Offering or to enjoin the Merger, the Conversion or the Offering; and

(8)            the specified financial information contained in certain selected pages of the Prospectus (i) has been derived from the financial and corporate books and records of Pioneer Federal, (ii) has been estimated and prepared in good faith by Pioneer Federal, and (iii) is believed to be true and correct in all material respects and nothing has come to their attention that would cause them to believe that such financial information is inaccurate or misleading in any material respect.

(h)           At the Closing Date, the Agent shall receive a copy of the letter from Feldman Financial Advisors, Inc. addressed to the Pioneer Parties and dated as of the Closing Date:

(1)            confirming that said firm is independent of the Pioneer Parties and is experienced and expert in the area of corporate appraisals,

(2)            stating in effect that the Appraisal complies in all material respects with requirements of any applicable banking regulations,

(3)            confirming certain representations within the Prospectus pertaining to the valuation report previously produced by Feldman Financial Advisors, Inc.; and

(4)            further stating that its opinion of the aggregate pro forma market value of the Pioneer Parties expressed in the Appraisal as most recently updated, remains in effect.

(i)            None of the Pioneer Parties shall have sustained, since the date of the latest consolidated financial statements of Pioneer Federal included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, or civil unrest, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, otherwise than as set forth in the Registration Statement and Prospectus, that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(j)            Prior to and at the Closing Date, in the reasonable opinion of the Agent there shall have been no material adverse change in the financial condition or in the earnings or business of any of the Pioneer Parties independently, or the Pioneer Parties taken as a whole, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein.

(k)            At or prior to the Closing Date, the parties will have received (i) a copy of the letter from the Federal Reserve approving the Company Application; (ii) a copy of the letter from the Commissioner approving the Merger; (iii) a copy of the letter from the FDIC approving the Conversion Application; (iv) a copy of the order from the SEC declaring the Registration Statement effective; (v) a copy of the notification from (or on behalf of) the Blue Sky Regulators approving (or expressing non-objection to) the Offering; (vi) a certificate from the FHLB-DM evidencing the Surviving Bank’s membership therein; (vii) a certificate from the Secretary of State of the State of Maryland evidencing the valid existence of the Company; (vii) certificates from the Secretary of State of the State of Montana (or the Division) evidencing the valid completion of the Merger and the valid existence of the Surviving Bank as of the Closing Date; (viii) a certified copy of each of the Pioneer Parties’ Charter and Bylaws, as applicable; and (ix) any other document reasonably obtainable that Agent may reasonably request.

(l)            At the Closing Date, the Common Stock shall have been approved for the quotation on the OTCQB Market operated by OTC Market effective as of the Closing Date.

(m)          Subsequent to the date hereof, there shall not have occurred any of the following:

(1)           a suspension or limitation in trading in securities generally on the NYSE, the NASDAQ, or in the over-the-counter market, or quotations halted generally on the OTC Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or by order of the SEC or any other governmental authority other than temporary trading halts;

(2)            a general moratorium on the operations of federally insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally insured financial institutions declared by either federal or state authorities; or

(3)            a material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of which, in the reasonable judgment of the Agent, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

(n)           Prior to and at the Closing Date, none of the Pioneer Parties will have received from the FDIC, the Commissioner, or the Federal Reserve any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent).

(o)           All such opinions, certificates, letters and documents delivered pursuant to this Section 11 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent. Any certificate signed by an officer of any Pioneer Party and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such Pioneer Party to the Agent as to the statements made therein.

Section 12.        Indemnification.

(a)           The Pioneer Parties jointly and severally agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, and their respective partners, officers, directors, agents, attorneys, servants, employees, successors and assigns (each, a “Related Person”), against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agent or any of its Related Persons may suffer or to which the Agent or any of its Related Persons may become subject under all applicable federal and state laws or otherwise, and reasonably related to or arising out of the Conversion or the Offering or the engagement of the Agent pursuant to, or the performance by the Agent of, the services contemplated by this Agency Agreement, and to promptly reimburse the Agent or any of its Related Persons upon written demand for any reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel according to normal hourly rates) incurred by the Agent or any of its Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, expenses or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, or other instrument or document executed by any of the Pioneer Parties or based upon written information supplied by any of the Pioneer Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of any of the Pioneer Parties with its consent or based upon information furnished by or on behalf of any of the Pioneer Parties, in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records identifying the Eligible Account Holders and Supplemental Eligible Account Holders or with respect to any alleged failure to accept, or any denial or reduction of, a subscription or order to purchase Shares, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities, expenses or actions (i) arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with information furnished to the Pioneer Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in such documents or (ii) are attributable to the gross negligence, willful misconduct or bad faith of the Agent. As of the date of this Agreement, the only such information about the Agent provided for such use is contained in the Prospectus under the caption “The Stock Offering and Conversion—Plan of Distribution; Selling Agent and Underwriter Compensation.” Provided further, that the Pioneer Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result primarily from material oral misstatements by the Agent to a purchaser or prospective purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent’s gross negligence or willful misconduct, and the Agent agrees to repay to the Pioneer Parties any amounts advanced to it by the Pioneer Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(b)           The Agent agrees to indemnify and hold harmless the Pioneer Parties and their Related Persons against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which the Pioneer Parties or any of their Related Persons, may suffer or to which the Pioneer Parties or any of their Related Persons, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Pioneer Parties and their Related Persons upon written demand for any reasonable expenses (including reasonable and documented out-of-pocket expenses, fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent’s obligations under this Section 12(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Pioneer Parties by the Agent or its representatives (including counsel) expressly for use in such documents. As of the date of this Agreement, the only such information about the Agent provided for such use is contained in the Prospectus under the caption “The Stock Offering and Conversion—Plan of Distribution; Selling Agent and Underwriter Compensation.”

(c)           Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 12, Section 13 or otherwise, except to the extent such failure to give such notice promptly results in material prejudice to the indemnifying party. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any action, proceeding or suit, which settlement is effected without its prior written consent. Neither the Pioneer Parties nor the Agent shall, without the written consent of the other, settle or compromise any claim against them or it based upon circumstances giving rise to an indemnification claim against the other party hereunder unless such settlement or compromise provides that the indemnified party shall be unconditionally and irrevocably released from all liability in respect to such claim.

(d)           The agreements contained in this Section 12 and in Section 13 hereof and the representations and warranties of the Pioneer Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the Pioneer Parties or any officers, directors, controlling persons, agents, attorneys, servants or employees of any of the Pioneer Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. Notwithstanding the prior sentence, Section 12 and Section 13 hereof are subject to and limited by all applicable securities and banking laws and regulations including Section 23A and 23B of the Federal Reserve Act and Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Regulations of the FDIC.

Section 13.        Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 12 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Pioneer Parties or the Agent, the Pioneer Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification (including any investigation, legal and other expenses incurred in connection therewith and any amount paid in settlement of any action, suit, or proceeding of any claims asserted, but after deducting any contribution received by the Pioneer Parties or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) (“Agent’s Fees”), less any portion of Agent’s Fees paid by Agent to Assisting Brokers, bears to the total proceeds received by the Pioneer Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except Agent’s Fees and (ii) the Pioneer Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 12 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits received by the Pioneer Parties on the one hand and the Agent on the other from the Offering, but also the relative fault of the Pioneer Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Pioneer Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, except Agent’s fees, net of all expenses of the Offering, received by the Pioneer Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Pioneer Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Pioneer Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Pioneer Parties and the Agent under this Section 13 and under Section 12 shall be in addition to any duties, obligations and liabilities which the Pioneer Parties and the Agent may otherwise have. For purposes of this Section 13, each of the Agent’s and the Pioneer Parties’ officers, directors and controlling persons within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Pioneer Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 13, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 13. Notwithstanding anything to the contrary in this Agreement, none of the Pioneer Parties shall provide any contribution under this Agreement to the extent prohibited by applicable securities and banking laws and regulations, including Section 23A and 23B of the Federal Reserve Act, Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Regulations of the FDIC.

Section 14.        Survival.      All representations, warranties and indemnities and other statements contained in this Agreement, or contained in certificates of officers of the Pioneer Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Pioneer Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the Pioneer Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

Section 15.         Termination.

(a)           Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

(1)           In the event (a) the Plan is abandoned or terminated by the Pioneer Parties; (b) the Company fails to consummate the sale of the minimum number of Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the Conversion Regulations; or (c) immediately prior to commencement of the Offering, the Agent terminates this relationship because of material adverse changes in the condition of the Pioneer Parties or the prospective market for the Company’s Common Stock as in the Agent’s good faith opinion would make it inadvisable to proceed with the Offering, sale or delivery of the Shares, this Agreement shall terminate and the Pioneer Parties shall refund to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest in accordance with Section 2 hereof, and any such termination shall be without liability of any party to any other party except as otherwise provided in Section 2, Section 4, Section 10, Section 12, Section 13 and Section 14 hereof.

(2)            If any of the conditions specified in Section 11 hereof shall not have been fulfilled when and as required by this Agreement or waived in writing by the Agent, this Agreement and all of the Agent’s obligations hereunder may be canceled by the Agent by notifying the Pioneer Parties of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Section 4(a) and Section 10 (relating to the reimbursement of expenses) and Section 12, Section 13, and Section 14 hereof.

(3)            If Agent elects to terminate this Agreement as provided in this Section 15(a), the Pioneer Parties shall be notified by the Agent as provided in Section 16 hereof.

(4)            If this Agreement is terminated in accordance with the provisions of this Section 15(a), the Agent shall retain the Management Fee paid to it pursuant to Section 4(a) and the Pioneer Parties shall reimburse the Agent for any of its other actual, accountable, reasonable out-of-pocket expenses pursuant to Sections 4 and 10, including, without limitation, communication, legal and travel expenses.

(b)            Either the Agent or the Pioneer Parties may terminate this Agreement in the event any of the Pioneer Parties (in the event of a termination initiated by the Agent) or the Agent (in the event of a termination initiated by the Pioneer Parties) is in material breach of the representations and warranties or covenants in this Agreement and such breach has not been cured within 15 days after the party initiating termination provides notice of such breach to the breaching party. If this Agreement is terminated by the Agent under circumstances that would permit termination under Section 15(a) of this Agreement, then the provisions of Section 15(a) shall apply, regardless of whether this Agreement could also be terminated by the Agent under this Section 15(b).

(c)            This Agreement may be terminated by the mutual written consent of the parties hereto.

Section 16.        Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 70 West Madison Street, Suite 2401, Chicago, Illinois 60602, Attention: Patricia A. McJoynt (with copies to Nutter McClennen & Fish LLP, 155 Seaport Boulevard, Boston, Massachusetts, 02210, Attention: Michael K. Krebs, Esq. and to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Chief Counsel – Investment Banking), and, if sent to the Pioneer Parties, shall be mailed, delivered or telegraphed and confirmed to the Company at 202 North Main Street, Deer Lodge, Montana 59722, Attention: Phillip K. Willett, President and Chief Executive Officer (with a copy to Godfrey & Kahn, S.C., 833 East Michigan Street, Suite 1800, Milwaukee, Wisconsin 53202, Attention: Jason E. Kuwayama, Esq.).

Section 17.         Parties. This Agreement shall inure to the benefit of and be binding upon the Agent and the Pioneer Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 12 and Section 13 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties pertaining to the subject matter hereof, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties (except for specific references to the Engagement Letter and Conversion Agent Engagement Letter) and may not be varied except in writing signed by all the parties.

Section 18.        Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 19.        Construction. This Agreement shall be construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 20.        Counterparts; Facsimile Delivery. This Agreement may be executed in separate counterparts, and by facsimile or electronic signatures (including in “.pdf” form) , each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

Section 21.        Amendment. This Agreement may be amended or modified only by written agreement signed by all parties hereto.

[Remainder of page intentionally blank. Signatures follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Pioneer Federal Savings and Loan Association		PSB Financial, Inc.
(a Montana-chartered mutual savings association)		(a Maryland corporation)

Its Authorized Representative:		Its Authorized Representative:

By:		By:
Name:	Phillip K. Willett	Name:	Phillip K. Willett
Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

Pioneer State Bank
(a Montana-chartered stock form nonmember bank)

Its Authorized Representative:

By:
Name:	Phillip K. Willett
Title:	President and Chief Executive Officer

Accepted as of the date first above written

Keefe, Bruyette & Woods, Inc.

Its Authorized Representative:

By:
Name:	Patricia A. McJoynt
Title:	Managing Director

[Signature Page to Agency Agreement]

EXHIBIT A

List of Blue Sky States

[Provided under separate cover]

A - 1

EXHIBIT B

Form of Opinion of Godfrey & Kahn, S.C.

[Provided under separate cover]

B - 1